EXHIBIT 99.5(b)


Application/Confirmation Form
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                                                                   EXHIBIT 5(b)
                              [PACIFIC MUTUAL LOGO]


PACIFIC MUTUAL APPLICATION/CONFIRMATION FORM                         [LOGO]
Pacific Mutual Life Insurance Company
PO Box 100060, Pasadena, CA  91189-0060   [PACIFIC INNOVATIONS VARIABLE ANNUITY]


[VA99999999]   INITIAL PREMIUM: [$10,000.00]            ISSUE DATE: [06-01-1996]
STATE OF SALE: [CA]

This form, when returned to Pacific Mutual Life Insurance Company, completes the transaction by confirming your application for, and receipt of, your Contract. Please verify that this information is correct; sign and date the form on the reverse, and return it to Pacific Mutual in the enclosed postage-paid envelope. Please return this form promptly. Certain transactions on this policy cannot be processed prior to the receipt of this form.

ANNUITANT(S):

[JOHN DOE]
[123 ANY STREET]
[ANYCITY, XX 99999-9999]
[]
[A1ML4]
[111-22-3333]  [01-01-1950]  [MALE]

JOINT/CONTINGENT
[JANE DOE]
[123 ANY STREET]
[ANYCITY, XX 99999-9999]
[]
[AXML4]
[###-##-####]  [02-02-1950]  [FEMALE]

OWNER(S):

[JOHN DOE]
[123 ANY STREET]
[ANYCITY, XX 99999-9999]
[]
[OML5]
[111-22-3333]  [01-01-1950]  [MALE]

JOINT/CONTINGENT
[JANE DOE]
[123 ANY STREET]
[ANYCITY, XX 99999-9999]
[]
[OXML5]
[###-##-####]  [02-02-1950]  [FEMALE]

BENEFICIARY/BENEFICIARIES (P=PRIMARY; C=CONTINGENT):

[]  []
[]  []
[]  []
[]  []
[]  []

         ALLOCATION OPTIONS:

[ 100.0%]    [Fixed Fund]
[   0.0%]    [Money Market]
[   0.0%]    [Managed Bond]
[   0.0%]    [Capital Income]
[   0.0%]    [Blue Chip]
[   0.0%]    [Mid-Cap Equity]
[   0.0%]    [Aggressive Growth]
[   0.0%]    [International]
[]           []
[]           []
[]           []
[]           []
[]           []
[]           []
[]           []
[]           []
[]           []
[]           []


TYPE OF PLAN:      [NON-QUALIFIED]

REBALANCING: [N] []

DEALER INFORMATION:
[JOHN SMITH]

                            PLEASE SEE REVERSE SIDE
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                                 [*VA99999999*]
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1.
         TELEPHONE AUTHORIZATION
         OWNER/OWNERS MUST CHECK BOX AND INITIAL TO AUTHORIZE TELEPHONE
         REQUESTS.    [ ] _________    [ ] _________ Please act on telephone
         instructions from any person purporting to have authority to make transfers between accounts or allocation changes or other transactions. Pacific Mutual will employ reasonable procedures to confirm that instructions communicated by telephone are authorized. So long as these procedures are followed Pacific Mutual, any of its
         affiliates,       [Pacific Innovations Trust], or any directors,
         trustees, officers, employees representatives or agents of the aforementioned who act on their behalf, will not be subject to any claim, liability, loss, or cost if any request is acted on in good faith upon telephone instructions Pacific Mutual reasonably believes to be genuine in reliance on its procedures; and this signed authorization.


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2.
         STATEMENT OF APPLICANT

         I/WE BELIEVE THIS CONTRACT WILL MEET MY/OUR FINANCIAL OBJECTIVES. I/WE UNDERSTAND THAT CONTRACT VALUES MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNTS. CONTRACT VALUES UNDER THE VARIABLE ACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO THE FIXED DOLLAR AMOUNTS. I/We have received the Contract referenced above and hereby affirm the information to be true to the best of my/our knowledge and belief. I/We agree that this confirmation form will be part of the Contract issued by Pacific Mutual. I/We have reviewed the Contract and acknowledge that corrections may have been made from the application. My/Our acceptance of this Contract constitutes acceptance of those corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common. If there is a Contingent Owner named, the Contingent Owner will become the Owner if the Owner dies prior to the Annuity Start Date. MY SIGNATURE CERTIFIES, UNDER PENALTY OF PERJURY, THAT THE TAXPAYER IDENTIFICATION NUMBER PROVIDED IS CORRECT. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: I AM EXEMPT; OR I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING RESULTING FROM FAILURE TO REPORT ALL INTEREST OR DIVIDENDS; OR I HAVE BEEN NOTIFIED THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. (STRIKE OUT THE PRECEDING SENTENCE IF SUBJECT TO BACKUP WITHHOLDING.) THE IRS DOES NOT REQUIRE MY CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. I/We certify that this Contract was sold and/or solicited in the state of [California].

------------------------------------------------------  ------------------------------------------------  --------
    Owner Signature (if different from Annuitant)                     Annuitant Signature                   Date

------------------------------------------------------  ------------------------------------------------  --------
              Contingent Owner Signature                      Joint/Contingent Annuitant Signature          Date